UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 28, 2006

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 28, 2006, drugstore.com, inc. (the “Company”) announced the appointment of two executive officers: Robert Hargadon, vice president, human resources; and Yukio Morikubo, vice president, general counsel.

Pursuant to an offer letter dated October 30, 2006, a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Hargadon agreed to the following material terms and conditions:

•	Mr. Hargadon’s employment as the Company’s vice president, human resources commenced on November 13, 2006.

•	Mr. Hargadon will receive an initial annual salary of $220,000. During 2006, he will be eligible to receive a pro-rated annual target bonus of 0% to 25% of his annual salary, based on the achievement of pre-determined performance objectives. His bonus compensation for subsequent years will be determined by the Company’s board of directors and chief executive officer.

•	In connection with the commencement of his employment, Mr. Hargadon was granted an option to purchase 225,000 shares of Company common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the Friday following his first day of employment. The option will vest over four years, with 20% vesting six months after the start date of his employment and the remaining 80% vesting in equal increments at the end of each quarterly period thereafter.

•	Mr. Hargadon received an $8,000 signing bonus, paid on the first payroll date after his first day of employment.

The foregoing description of Mr. Hargadon’s offer letter is qualified in its entirety by reference to the provisions of the offer letter attached as Exhibit 10.1 to this current report on Form 8-K.

Pursuant to an offer letter dated November 10, 2006, a copy of which is attached as Exhibit 10.2 to this current report, drugstore.com, inc. and Mr. Morikubo agreed to the following material terms and conditions:

•	Mr. Morikubo’s employment as the Company’s vice president, general counsel commenced on November 28, 2006.

•	Mr. Morikubo will receive an initial annual salary of $225,000. During 2006, he will be eligible to receive a pro-rated annual target bonus of 0% to 25% of his annual salary, based on the achievement of pre-determined performance objectives. His bonus compensation for subsequent years will be determined by the Company’s board of directors and chief executive officer.

•	In connection with the commencement of his employment, Mr. Morikubo was granted an option to purchase 250,000 shares of Company common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on the Friday after his first day of employment. The option will vest over four years, with 20% vesting six months after the start date of his employment and the remaining 80% vesting in equal increments at the end of each quarterly period thereafter.

•	Mr. Morikubo will receive a $20,000 signing bonus, payable on the first payroll date after his first day of employment.

The foregoing description of Mr. Morikubo’s offer letter is qualified in its entirety by reference to the provisions of the offer letter attached as Exhibit 10.2 to this current report on Form 8-K.

Mr. Morikubo replaces Alesia L. Pinney, who previously resigned as vice president, legal and human affairs, general counsel. As of December 2, 2006, Ms. Pinney terminated her employment with the Company.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On November 28, 2006, the Company’s board of directors determined that in light of Ms. Pinney’s resignation as vice president, legal and human affairs, general counsel, she is no longer an officer of the Company. Ms. Pinney terminated her employment with the Company as of December 2, 2006.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Offer letter dated October 30, 2006.

10.2	Offer letter dated November 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ Dawn G. Lepore
Dawn G. Lepore President, Chief Executive Officer and Chairman of the Board

Date: December 4, 2006